Exhibit 23.2










                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Nextel Communications, Inc. on Form S-8 of our report dated March 13, 1998, appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP


McLean, Virginia
May 22, 1998